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                                                                    EXHIBIT 4.14

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                           BACKUP SERVICING AGREEMENT

                                     BETWEEN

                           ONYX ACCEPTANCE CORPORATION

                      ONYX ACCEPTANCE FINANCIAL CORPORATION

                                 CITIBANK, N.A.

                           MBIA INSURANCE CORPORATION

                       ONYX ACCEPTANCE OWNER TRUST 2003-B

                                       AND

                      SYSTEMS & SERVICES TECHNOLOGIES, INC.

                               AS BACKUP SERVICER


                          -----------------------------

                          DATED AS OF NOVEMBER 14, 2003

                          -----------------------------



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      THIS BACKUP SERVICING AGREEMENT, dated as of November 14, 2003 (this
"Agreement"), is between ONYX ACCEPTANCE CORPORATION ("Onyx" or, in its capacity as servicer, the "Servicer"), a Delaware corporation, ONYX ACCEPTANCE FINANCIAL CORPORATION ("Finco"), a Delaware corporation, CITIBANK, N.A. (the "Indenture Trustee"), a national banking association, MBIA INSURANCE CORPORATION ("MBIA"), a New York stock insurance corporation, ONYX ACCEPTANCE OWNER TRUST 2003-B (the "Issuer"), a Delaware statutory trust, and SYSTEMS & SERVICES TECHNOLOGIES, INC., a Delaware corporation, as Backup Servicer (the "Backup Servicer" or "SST").

                                   WITNESSETH:

      WHEREAS, the Servicer, the Indenture Trustee, Finco and the Issuer are party to that certain Sale and Servicing Agreement dated as of May 1, 2003 (the "Sale and Servicing Agreement");

      WHEREAS, the terms of the Sale and Servicing Agreement require that the parties thereto enter into an agreement with a backup servicer to (i) perform certain backup servicing duties more definitively described on Schedule I hereto and (ii) become Successor Servicer upon the occurrence of certain specified events;

      WHEREAS, SST is willing to perform the backup servicing duties and act as Successor Servicer as specified herein pursuant to the conditions and for the consideration described herein;

      NOW, THEREFORE, in consideration of the mutual agreements herein contained and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.1 Definitions. Unless otherwise specified herein, all capitalized terms shall have the meaning assigned to such terms in the Sale and Servicing Agreement. Whenever capitalized and used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Agreement: This Backup Servicing Agreement, together with all amendments and supplements hereto and all exhibits and schedules to any of the foregoing.

      Authorized Officer: With respect to the Backup Servicer, the President, any Vice President, Assistant Vice President, Secretary or Assistant Secretary of the Backup Servicer and also, with respect to a particular matter, any other officer of the Backup Servicer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

      Backup Servicer or SST: Systems & Services Technologies, Inc., a Delaware corporation, in its capacities as backup servicer and, upon the expiration of the Transfer Period, as Successor Servicer, together with its successors in interest and permitted assigns.
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      Backup Servicer Expenses: The meaning ascribed to such term in Section
2.4(a)(i) of this Agreement.

      Backup Servicer Fees: The meaning ascribed to such term in Section 2.4(a)(i) of this Agreement.

      Business Day: Any day other than a Saturday, a Sunday or other day on which commercial banking institutions or savings associations located in St. Joseph, Missouri, Los Angeles, California, Wilmington, Delaware or New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to be closed.

      Contract: Each retail installment sales contract and security agreement or installment loan agreement and security agreement and all proceeds thereof and payments thereunder, which contract or agreement has been executed by an obligor and pursuant to which such obligor purchased or financed the vehicle described therein, agreed to pay the deferred purchase price (i.e., the purchase price net of any down payment) or amount borrowed, together with interest, as therein provided in connection with such purchase or loan, granted a security interest in such vehicle, and undertook to perform certain other obligations as specified in such contract or agreement and which is being serviced by the Servicer in connection with the Sale and Servicing Agreement.

      Controlling Party: (i) MBIA, so long as no Insurer Default shall have occurred and be continuing and (ii) the Indenture Trustee, so long as an Insurer Default shall have occurred and be continuing; provided that the Indenture Trustee shall notify the Backup Servicer promptly after the occurrence of any Insurer Default that the Indenture Trustee has become the Controlling Party.

      Distribution Date: The 15th day of each month or if such date shall not be a Business Day, the following Business Day, commencing November 17, 2003.

      Finco: Onyx Acceptance Financial Corporation, a Delaware corporation.

      Indenture: That certain Indenture dated as of May 1, 2003, between the Issuer and the Indenture Trustee, as the same may be amended, modified or restated from time to time.

      Indenture Trustee: Citibank, N.A., a national banking association, not in its individual capacity but solely as Indenture Trustee under the Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

      Information Package: The meaning ascribed to such term in Section 2.1(a) of this Agreement.

      Issuer:  Onyx Acceptance Owner Trust 2003-B, a Delaware statutory trust.

      MBIA:  MBIA Insurance Corporation, a New York stock insurance corporation.

      Notes: The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes issued pursuant to the Indenture.

      Onyx:  Onyx Acceptance Corporation, a Delaware corporation.


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      Person: Any legal person, including any individual, corporation, partnership, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or any other entity.

      Rating Agencies: Moody's Investors Service, Inc. and its successors in interest and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

      Sale and Servicing Agreement: That certain Sale and Servicing Agreement dated as of May 1, 2003, between the Issuer, the Servicer, Finco and Citibank, N.A., as Indenture Trustee and Trust Agent, as the same may be amended, modified or restated from time to time.

      Servicer: Onyx Acceptance Corporation in its capacity as servicer under the Sale and Servicing Agreement, its successors in interest and any Successor Servicer, other than the Backup Servicer, under the Sale and Servicing Agreement.

      SST:  See the definition of "Backup Servicer" in this Section 1.1.

      Successor Servicer: The Person appointed to succeed a resigning or terminated servicer pursuant to Section 7.02 of the Sale and Servicing Agreement and, in the case of SST, in accordance with the terms hereunder.

      Termination Event:  An event described in Section 4.1.

      Transfer Notice: Written notice from the Indenture Trustee to the Backup Servicer advising the Backup Servicer of the transfer of active servicing duties to the Backup Servicer as Successor Servicer under the Sale and Servicing Agreement.

      Transfer Period: The period following the Backup Servicer's receipt of a Transfer Notice, which period shall end on the earlier of thirty (30) days after receipt by the Backup Servicer of the Transfer Notice and the date upon which the Backup Servicer begins acting as Successor Servicer under the Sale and Servicing Agreement.

      Verification and Confirmation Duties:  The duties defined as such in
Section 2.1(a).

      SECTION 1.2 Usage of Terms. With respect to all terms used in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the terms "include" or "including" mean "include without limitation" or "including without limitation."

      SECTION 1.3 Section References. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.


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                                   ARTICLE II

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

      SECTION 2.1 Duties of the Backup Servicer.

      (a) Verification and Confirmation Duties. Prior to its appointment as Successor Servicer, the Backup Servicer shall perform all of the duties of the Backup Servicer as identified on Schedule I hereto (collectively, the "Verification and Confirmation Duties") in accordance with the terms of this Agreement. No later than the Servicer Report Date, the Servicer shall deliver to the Backup Servicer the Distribution Date Statement and a computer tape in a format acceptable to the Backup Servicer containing the information with respect to the Contracts for the preceding Collection Period necessary for the preparation of the Distribution Date Statement and the performance of the Verification and Confirmation Duties relating to such Collection Period (collectively, the "Information Package").

      (b) Active Servicing Duties. In the event that the Servicer is terminated, resigns or otherwise ceases to function as Servicer under the Sale and Servicing Agreement, the Indenture Trustee shall (unless otherwise directed by MBIA, if then the Controlling Party) deliver a Transfer Notice to the Backup Servicer appointing the Backup Servicer as Successor Servicer. Upon the expiration of the Transfer Period, the Backup Servicer shall assume the duties, liabilities and obligations of the Servicer under the Sale and Servicing Agreement, as modified in accordance with Schedule III, and the Insurance Agreement as modified in accordance with Schedule IV.

      (c) Term. The provisions of this Agreement and the duties and obligations of the Backup Servicer hereunder shall commence on the date hereof and shall continue in full force and effect until either (i) if SST is not then the Successor Servicer, the Notes have been repaid in their entirety or (ii) the Pool Balance equals zero, unless earlier terminated pursuant to the terms of this Agreement. Upon the termination of the Policy, all rights, liabilities, duties and obligations of MBIA hereunder shall terminate other than any such liability that accrued to or was incurred by MBIA prior to such repayment.

      (d) Scope of Duties. The Backup Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Backup Servicer hereunder. Without limiting the generality of the foregoing, the Backup Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer may act through its agents, attorneys and custodians in performing any of its duties hereunder, it being understood by the parties hereto that the Backup Servicer will be responsible for any willful misconduct or negligence on the part of such agents, attorneys or custodians acting for and on behalf of the Backup Servicer. Notwithstanding anything to the contrary in the Basic Documents, the Backup Servicer shall have no liability for any actions taken or omitted by the Servicer or its agents or the inaccuracy of any data provided, produced or supplied by the Servicer or its agents, except to the extent provided in Section 3.1(d) of this Agreement. Notwithstanding anything herein or in the Basic Documents to the contrary, SST will not be obligated to undertake the duties of the Administrator under the Administration Agreement.


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      SECTION 2.2 Representations, and Warranties of Backup Servicer. By its
execution and delivery of this Agreement, the Backup Servicer makes the following representations and warranties as of the date of this Agreement:

      (a) Organization and Good Standing. The Backup Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement, including the servicing of Contracts;

      (b) Due qualification. The Backup Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions where the failure to do so would materially and adversely affect the performance of its obligations under this Agreement and has made all filings and registrations necessary to perform its obligations under this Agreement;

      (c) Power and Authority. The Backup Servicer has the power and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement have been duly authorized by the Backup Servicer by all necessary corporate action;

      (d) Binding Obligation. This Agreement shall constitute the legal, valid and binding obligation of the Backup Servicer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

      (e) No Violation. The execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time, or both) a default under, the certificate of incorporation or bylaws of the Backup Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Backup Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any of its properties;

      (f) No Proceedings. There are no proceedings or investigations pending or, to the Backup Servicer's knowledge, threatened against the Backup Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Backup Servicer or its properties (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement; and


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      (g) No Consents. The Backup Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement.

      SECTION 2.3 Backup Servicer Termination and Resignation.

      (a) Prior to the time the Backup Servicer receives a Transfer Notice, the Controlling Party may terminate this Agreement, for any reason in its sole judgment and discretion upon delivery of thirty (30) days' advance written notice to the other parties hereto of such termination; provided that the Rating Agency Condition is satisfied with respect thereto. Reasonable expenses incurred by the Backup Servicer in respect of the foregoing sentence shall be reimbursed by the Servicer in accordance with Section 2.4 hereunder.

      (b) Prior to the time the Backup Servicer receives a Transfer Notice, the Backup Servicer may resign from its obligations and duties under this Agreement for any reason in its sole judgment and discretion upon delivery of thirty (30) days advance written notice to the other parties hereto and the Rating Agencies of such resignation. No such resignation shall become effective until a successor Backup Servicer appointed by the Servicer shall have assumed the Backup Servicer's duties, obligations and liabilities hereunder. Any such successor Backup Servicer must be an established servicer of motor vehicle loans reasonably acceptable to the Issuer, the Indenture Trustee, MBIA and the Rating Agencies. In the event a successor Backup Servicer is not appointed within thirty (30) days, the resigning Backup Servicer may petition a court of competent jurisdiction for appointment of a successor. Upon the resignation of the Backup Servicer, the Backup Servicer shall cooperate with the transitioning to a new backup servicer or successor servicer.

      SECTION 2.4 Compensation; Payment of Expenses by Backup Servicer.

      (a) (i) On each Distribution Date prior to its appointment as Successor Servicer, the Backup Servicer shall be entitled to receive from the Servicer the fees (the "Backup Servicer Fees") set forth in Item I.A. on the attached
Schedule II for its performance of the Verification and Confirmation Duties. Additionally, on each Distribution Date prior to its appointment as Successor Servicer, the Backup Servicer shall be entitled to receive from the Servicer the reimbursable expenses set forth in Item II.A. on the attached Schedule II and amounts it is entitled in respect of indemnification from the Servicer pursuant to this Agreement.

            (ii) To the extent the Servicer does not remit payment in full to the Backup Servicer on any Distribution Date the Backup Servicer Fees, the Backup Servicer shall, upon five (5) days prior written notice to the Indenture Trustee and MBIA, be entitled to such Backup Servicer Fees from funds distributed pursuant to the Sale and Servicing Agreement, if so directed by MBIA, on the Distribution Date immediately succeeding the date of delivery of such notice.

      (b) As compensation for its performance as Successor Servicer, on each Distribution Date following its appointment as Successor Servicer, the Backup Servicer shall be entitled to receive the Servicing Fee as provided in the Sale and Servicing Agreement, as modified by Schedule III hereto.


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                                   ARTICLE III

                               THE BACKUP SERVICER

      SECTION 3.1 Liability of Backup Servicer; Indemnities.

      (a) The Backup Servicer shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Backup Servicer and the representations and warranties made by the Backup Servicer hereunder.

      (b) The Backup Servicer shall indemnify, defend and hold harmless the other parties hereto and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon such party through the Backup Servicer's breach of this Agreement (other than a breach caused by the negligence, willful misfeasance or bad faith of any other party hereto), the negligence (excluding errors in judgment), willful misfeasance or bad faith of the Backup Servicer or by reason of reckless disregard of the Backup Servicer's obligations and duties under this Agreement.

      (c) The Servicer shall indemnify, defend and hold harmless the Backup Servicer and its respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Backup Servicer through the Servicer's breach of this Agreement, or the negligence, willful misfeasance or bad faith of the Servicer or by reason of reckless disregard of the Servicer's obligations and duties under this Agreement.

      MBIA shall indemnify, defend and hold harmless the Backup Servicer and its respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Backup Servicer, through the negligence(excluding errors in judgment), willful misfeasance or bad faith of MBIA or by reason of reckless disregard of MBIA's obligations and duties as Controlling Party.

      The Servicer shall indemnify, defend and hold harmless the Backup Servicer and its officers, directors, employees, representatives and agents, from and against, and reimburse the Backup Servicer for, any and all claims, expenses, obligations, liabilities, losses, damages, injuries (to person, property, or natural resources), penalties, stamp or other similar taxes, actions, suits, judgments, reasonable costs and expenses (including reasonable attorney's and agent's fees and expenses) of whatever kind or nature regardless of their merit, incurred by the Backup Servicer directly or indirectly relating to, or arising from, claims against the Backup Servicer by reason of its participation in the transaction contemplated hereby, including without limitation all reasonable costs associated with claims for damages to persons or property, and reasonable attorneys' and consultants' fees and expenses and court costs except to the extent caused by the Backup Servicer's negligence, willful misfeasance or bad faith or by reason of reckless disregard of the Backup Servicer's obligations and duties under this Agreement.

      (d) The Backup Servicer may accept and reasonably rely on all accounting and servicing records and other documentation provided to the Backup Servicer by or at the direction of the


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Servicer, including documents prepared or maintained by any originator, or previous servicer, or any party providing services related to the Contracts (collectively, "third party"). The Servicer agrees to indemnify (subject to the limitation provided in subsection (e) below) and hold harmless the Backup Servicer, its respective officers, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Backup Servicer may sustain in any way related to the negligence or willful misconduct of any third party with respect to the Contracts. The Backup Servicer shall have no duty, responsibility, obligation or liability (collectively, "liability") for the acts or omissions of any such third party. If any error, inaccuracy or omission (collectively, "error") exists in any information provided to the Backup Servicer and such errors cause or materially contribute to the Backup Servicer making or continuing any error (collectively, "continuing errors"), the Backup Servicer shall have no liability for such continuing errors; provided, however, that this provision shall not protect the Backup Servicer against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in discovering or correcting any error or in the performance of its duties contemplated herein.

      The Backup Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay in carrying out any of its duties under this Agreement results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or MBIA, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Contract under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Contract or Financed Vehicle, or (v) the acts or omissions of any successor Backup Servicer.

      The Servicer shall indemnify (subject to the limitation provided in subsection (e) below) and hold harmless the Backup Servicer, its respective officers, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Backup Servicer may sustain in any way related to (i) the negligence or misconduct of any third party, other than contractual agents of the Backup Servicer, with respect to the Contracts or Financed Vehicles, and (ii) the performance of the Backup Servicer's duties hereunder and under the Sale and Servicing Agreement other than if the loss, liability or expense was incurred by the Backup Servicer as a result of the Backup Servicer's willful misfeasance, negligence or bad faith.

      In the event the Backup Servicer becomes aware of errors and/or continuing errors which, in the opinion of the Backup Servicer, impair its ability to perform its services hereunder, the Backup Servicer shall promptly notify the other parties hereto of such errors and/or continuing errors. With the prior consent of the Controlling Party, the Backup Servicer may undertake to reconstruct any data or records appropriate to correct such errors and/or continuing errors and to prevent future continuing errors. The Backup Servicer shall be entitled to recover its costs thereby expended.


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      (e) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the indemnifying party has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the indemnifying party, without interest.

      When the Backup Servicer incurs expenses after the occurrence of a Servicer Default, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

      (f) The provisions of this Section 3.1 shall survive the termination of this Agreement.

      SECTION 3.2 Limitation on Liability of Backup Servicer and Others. Neither the Backup Servicer nor any of the directors or officers or employees or agents of the Backup Servicer shall be under any liability to the other parties hereto or any party to the Sale and Servicing Agreement except as provided in this Agreement for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, however, that this provision shall not protect the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties, by reason of reckless disregard of obligations and duties under this Agreement or any violation of law by the Backup Servicer or such Person, as the case may be. The Backup Servicer and any director, officer, employee or agent of the Backup Servicer may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

      SECTION 3.3 Corporate Existence. The Backup Servicer shall maintain its existence and rights as a corporation under the laws of the jurisdiction of its incorporation and preserve its qualification to do business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the validity or enforceability of any Contract, this Agreement or on the ability of the Backup Servicer to perform its duties under this Agreement.

      SECTION 3.4 Insurance. The Backup Servicer shall maintain adequate insurance in amounts and with terms customarily subscribed by companies in the same industry performing similar functions to those of the Backup Servicer in its role as Backup Servicer or Successor Servicer, as applicable.

      SECTION 3.5 Compliance with Laws. The Backup Servicer covenants with the parties hereto that, upon the expiration of the Transfer Period, the practices used or to be used by the Backup Servicer to monitor collections with respect to the Contracts and repossess and dispose of the Financed Vehicles related to the Contracts will be, in all material respects, legal, proper and in conformity with the requirements of all applicable federal and state laws, rules and regulations. Upon the expiration of the Transfer Period, the Backup Servicer will be in possession of all state and local licenses (including all debt collection licenses) required for it to perform its services hereunder, and none of such licenses shall have been suspended, revoked or terminated.


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                                   ARTICLE IV

                       BACKUP SERVICER TERMINATION EVENTS

      SECTION 4.1 Termination Event. For purposes of this Agreement, each of the following shall constitute a Termination Event (subsections (a) through (d) shall further constitute a "Backup Servicer Event of Default"):

      (a) Failure on the part of the Backup Servicer duly to observe or perform in any material respect any covenant or agreement of the Backup Servicer set forth in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Backup Servicer by the Controlling Party; or

      (b) (i) The commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (ii) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Backup Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal or state, bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Backup Servicer or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Backup Servicer; or

      (c) The commencement by the Backup Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Backup Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Backup Servicer or of any substantial part of its property or the making by the Backup Servicer of an assignment for the benefit of creditors or the failure by the Backup Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Backup Servicer in furtherance of any of the foregoing; or

      (d) Any representation, warranty or statement of the Backup Servicer made in this Agreement or any certificate, report or other writing delivered by the Backup Servicer pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within thirty
(30) days after written notice thereof shall have been given to the Backup Servicer by the Controlling Party, the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

      (e) Non-payment of amounts due and owing to the Backup Servicer pursuant to Section 2.4(a)(ii) or Section 2.4(b), which non-payment shall not be cured by the second succeeding Distribution Date after the date on which written notice of such non-payment shall have been received by the Indenture Trustee and MBIA.

      SECTION 4.2 Consequences of a Termination Event.

      (a) If a Backup Servicer Event of Default (as defined in Section 4.1 above) shall occur and be continuing, the Controlling Party may (or shall, at the direction of Holders evidencing not less than 25% of the outstanding principal amount of the Notes, if the Indenture Trustee is the Controlling Party), by notice given in writing to the Backup Servicer with a copy of such writing to the other parties hereto and the Rating Agencies, terminate all of the rights and obligations of the Backup Servicer under this Agreement. On or after the receipt by the Backup Servicer of such written notice, all authority, power, obligations and responsibilities of the Backup Servicer under this Agreement shall be terminated. The terminated Backup Servicer agrees to cooperate with the other parties hereto in effecting the termination of the responsibilities and rights of the terminated Backup Servicer under this Agreement.

      (b) In the event of a Termination Event pursuant to Section 4.1(e), this Agreement shall terminate upon expiration of the given cure period and the Backup Servicer shall then have no duties or obligations under this Agreement except as otherwise provided herein.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

      SECTION 5.1 Waiver; Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified orally, but only by an instrument in writing signed by the parties hereto; provided that any such amendment shall not materially and adversely affect the interests of any Noteholder; provided, further, that any such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder if the Rating Agency Condition is satisfied.

      SECTION 5.2 GOVERNING LAW AND WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR BY THE SALE AND SERVICING AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      SECTION 5.3 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT (I) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN A COURT OF RECORD IN THE CITY AND STATE OF NEW YORK OR IN THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK, (II) CONSENTS TO THE JURISDICTION OF EACH SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND (III) WAIVES ANY OBJECTION WHICH THEY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING IN ANY OF SUCH COURTS AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      SECTION 5.4 Rating Agencies. The Backup Servicer will provide any Rating Agency with such reasonable assistance as is necessary to evaluate such Rating Agency's rating of the Notes.

      SECTION 5.5 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      SECTION 5.6 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Backup Servicer without the prior consent of the Controlling Party and the Rating Agencies.

      SECTION 5.7 Binding Effect; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

      SECTION 5.8 Counterparts. For the purpose of facilitating its execution and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

      SECTION 5.9 Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail-return receipt requested, or by facsimile transmission, and shall be deemed to have been duly given upon receipt:

      (a) in the case of the Backup Servicer, at the following address: 4315 Pickett Road, St. Joseph, Missouri 64503, Attention: John J. Chappell and Joseph
D. Booz, facsimile (816) 671-2029;

      (b) in the case of the Servicer, at the following address: 27051 Towne Centre Drive, Suite 100, Foothill Ranch, CA 92610, Attention: Don P. Duffy, Executive Vice President, facsimile (949) 465-3992;

      (c) in the case of the Issuer, at the following address: c/o Chase Manhattan Bank USA, National Association, as Owner Trustee, 500 Stanton Christina Road OPS4/3rd Floor, Newark, Delaware 19713, Attention: Institutional Trust Services, facsimile (302) 552-6280;

      (d) in the case of MBIA, at the following address: 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, Structured Finance, facsimile (914) 765-3131, and

      (e) in the case of the Indenture Trustee, at the following address: 111 Wall Street, 14th Floor, Zone 3, New York, New York 10005, Attention: Structured Finance Group - Onyx Acceptance Owner Trust 2003-B, facsimile (212) 657-4009;

or, in each case, at such other address as shall be designated by any such party in a written notice to the other parties.

      SECTION 5.10 Confidentiality.

      (a) Unless otherwise consented to by the Servicer, each of the parties hereto hereby agrees that it will not disclose the contents of this Agreement, or any other confidential or proprietary information furnished in connection with the matters contemplated by this Agreement by the Servicer to any Person other than its affiliates (which affiliates shall have agreed to be bound by this Section 5.10), auditors and attorneys or as required by applicable law or the Sale and Servicing Agreement.

      (b) The Backup Servicer, whether in its performance of the Verification and Confirmation Duties or in its capacity as Successor Servicer, represents and warrants to the Servicer that it presently maintains safeguards designed to protect the security and confidentiality of "Customer Information" that the Servicer may allow the Backup Servicer to access in order to perform its duties under this Agreement and the Sale and Servicing Agreement. "Customer Information" is non-public personal information in the possession of the Servicer about obligors under the Contracts, including, without limitation, any disclosure that an obligor is a party to a Contract. The Backup Servicer agrees that "Customer Information" will be held in strict confidence and accessed only for the purpose of carrying out its duties under this Agreement and the Sale and Servicing Agreement. The Backup Servicer agrees to protect this "Customer Information" according to commercially reasonable standards and no less rigorously than it protects its own customers' confidential information.

      SECTION 5.11 Non-Petition Covenant.

      (a) With respect to the Issuer, prior to the date that is one year and one day after the payment in full of all amounts owing under the Notes, the Backup Servicer will not institute against the Issuer or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States of America or any state of the United States.

      (b) With respect to Finco, the Backup Servicer will not institute against Finco or join any other Person in instituting against Finco any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States of America or any state of the United States.

      (c) The provisions of this Section 5.11 shall survive the termination of this Agreement.

      SECTION 5.12 Limitation of Liability of Owner Trustee and Indenture
Trustee.

      (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chase Manhattan Bank USA, National Association, not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, and in no event shall Chase Manhattan Bank USA, National Association in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

      (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Citibank, N.A. not in its individual capacity but solely as Indenture Trustee and in no event shall Citibank, N.A. have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

      SECTION 5.13 Instruction to Owner Trustee. By its execution of this Agreement, MBIA hereby confirms that no Insurer Default has occurred and is continuing and authorizes and instructs the Owner Trustee to execute and deliver this Agreement on behalf of the Issuer.

      IN WITNESS WHEREOF, the parties hereto have caused this Backup Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    ONYX ACCEPTANCE CORPORATION


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    MBIA INSURANCE CORPORATION


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    CITIBANK, N.A., not in its individual
                                    capacity, but solely as an Indenture Trustee


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    ONYX ACCEPTANCE OWNER TRUST 2003-B

                                    By:   Chase Manhattan Bank USA, National
                                          Association, not in its individual
                                          capacity, but solely as Owner Trustee


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                    SYSTEMS & SERVICES TECHNOLOGIES, INC.


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


Backup Servicing Agreement (2003-B) - Signature Page

                                    ONYX ACCEPTANCE FINANCIAL CORPORATION


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


Backup Servicing Agreement (2003-B) - Signature Page

                                   SCHEDULE I

               DESCRIPTION OF VERIFICATION AND CONFIRMATION DUTIES

                               (BACKUP SERVICING)

      The Backup Servicer shall provide the following services related to backup servicing in connection with the Contracts.

      (i) The Backup Servicer will work with the Servicer's personnel to obtain the necessary systems and data information from the servicing systems in use by the Servicer. Using this information, the Backup Servicer will create a set of conversion routines and database mapping programs, as necessary, that will enable the Backup Servicer to receive data from the Servicer on a monthly basis (at the time and in the manner specified in Section 2.1(a) of the Backup Servicing Agreement) and to ensure that the data is readable.

      The monthly data shall include the following:

      -     Obligor information

      -     Loan financial information

      -     Collateral information

      -     Payment/Transaction history

      -     Information edits

      (ii) On a monthly basis, the Backup Servicer shall (x) verify receipt of the Information Package required to be delivered by the Servicer (at the time and in the manner specified in Section 2.1(a) of the Backup Servicing Agreement), and (y) verify that the records and data contained in the Information Package are in a readable format.

      (iii) No later than 3:00 p.m. New York City time on the third Business Day after receipt of the Information Package from the Servicer, the Backup Servicer shall provide the Servicer, the Indenture Trustee, the Trust Agent (as defined in the Sale and Servicing Agreement) and MBIA a certificate signed by an Authorized Officer, stating that (i) the Backup Servicer has reviewed the Information Package for the related Collection Period, (ii) a review of items
(x), (xi) (with respect to "Net Collections" only), (xii), (xiv) and (xv) in
Section 3.09(a) of the Sale and Servicing Agreement as reflected on the Distribution Date Statement for the related Servicer Report Date has been made under such Authorized Officer's supervision and (iii) to the best of such Authorized Officer's knowledge, the data in such Information Package ties to such items on the Distribution Date Statement, resulting in no discrepancies between them. If the preceding statement cannot be made in the affirmative, such Authorized Officer shall, in lieu of the certificate described in the preceding sentence, deliver a written statement indicating the nature of any and all discrepancies. The Backup Servicer and the Servicer shall attempt to reconcile all discrepancies with respect to such Distribution Date Statement prior to 3:00 p.m. New York City time on the Business Day preceding such Distribution Date, and, at or prior to such time, the Servicer shall deliver (by telex, facsimile, electronic transmission, first class mail, overnight courier or personal delivery) to the Issuer, the Trust Agent, the Indenture Trustee, the Backup Servicer and MBIA (A) such Distribution Date Statement, if applicable, restated to reflect all discrepancies that have up to that point been reconciled by the Servicer and the Backup Servicer and (B) a written statement indicating the remaining discrepancies, if any. If the Servicer and the Backup Servicer are unable to reconcile all discrepancies prior to the time set forth in the preceding sentence, the Distribution Date Statement, as delivered in accordance with the preceding sentence or the Sale and Servicing Agreement, as applicable, shall be deemed to be the Distribution Date Statement for such Distribution Date and the related Servicer Report Date. In the event the Backup Servicer and the Servicer are unable to reconcile such remaining discrepancies by the end of business on the fifth (5) Business Day after the related Distribution Date, the Servicer shall, if so directed by the Controlling Party, cause a firm of nationally-recognized independent certified public accountants acceptable to the Controlling Party, at the Servicer's expense, to audit the reports prepared and delivered by the Servicer and, prior to the next succeeding Servicer Report Date, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Distribution Date Statement for such next succeeding Servicer Report Date.

                                   SCHEDULE II

                         FEES, EXPENSES & DISTRIBUTIONS

I.    FEES

      A.    Verification and Confirmation Duties

            1.    One-Time Setup Fee                                 $7,500

            2.    Monthly Fee                                        $4,000 per month

      B.    Successor Servicing (1)

            1.    One Time Transition Fee(2)        the greater of   $5.00 per Active Contract

                                                                     or

                                                                     $50,000

            2.    Monthly Fee (3) (4)               the greatest of  100 bsp or

                                                                     $6.50 per Active Contract per month or

                                                                     $1,500 per month

II.   EXPENSES

      A.    Verification and Confirmation Duties

      SST shall be reimbursed as described in Section 2.4(a) of the Agreement for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of the Verification and Confirmation Duties, including travel and lodging expenses and outside legal expenses.

      B.    Successor Servicing Expenses (1)

      SST shall be reimbursed as part of the Servicing Fee for all reasonable out-of-pocket expenses (i) associated with global retitling efforts and insurance tracking, if required by MBIA, in each case, so long as no Insurer Default has occurred and is continuing and (ii) specified in the Sections 2.01(f), 2.01(g), 2.01(i), 9.02(a) and 9.02(i)(i) and (ii) of the
      Sale and Servicing Agreement as modified by Schedule III of the Agreement. Out-of-pocket expenses associated with asset recovery and/or liquidation shall be reimbursed from Liquidation Proceeds in accordance with the provisions of the Sale and Servicing Agreement as modified by Schedule III of the Agreement.

III.  MISCELLANEOUS (1)

      A.    Claim Filing Costs

      In the event SST files credit enhancement insurance claims (e.g., Vendor Single Interest) in connection with any contract serviced by SST, SST shall receive $25.00 per filing.

      B.    Administrative Fees/Servicing Charges

      SST shall receive all administrative fees, including extension processing fees, NSF fees and late charges received by SST during any monthly collection period.

      C.    Deficiency Collections

      Under separate agreement, SST may provide deficiency collections services on a contingency fee basis.

--------------------------------------------------------------

(1) These items shall only apply to SST's performance of successor servicing duties and constitute the fees and reimbursable expenses due SST as successor servicer as described in the definition of "Servicing Fee" as modified by
Schedule III, item 1 to the Backup Servicing Agreement.

(2) This fee shall cover all transfer expenses and boarding fees related to the physical and electronic transfer of the Contract Files and, if applicable, Contract Documents to SST, including, without limitation, mailing expenses (including postage) incurred by it associated with any "hello/goodbye" correspondence directed to obligors.

(3) Basis points are annualized (i.e., applicable basis points/12) and shall be based on beginning of month Outstanding Principal Balance (as defined in the Sale and Servicing Agreement) of all Active Contracts, as defined below.

(4) SST shall receive this fee for all "Active Contracts" for any full or partial month where it functions as the Successor Servicer. Active Contract is defined as any Contract other than: (i) prepaid, fully satisfied Contracts; (ii) Contracts in which the Financed Vehicle has been liquidated and SST has posted the Liquidation Proceeds or any other anticipated proceeds (e.g., credit enhancement insurance); or (iii) Contracts in which SST has completed all work in connection with processing and receiving insurance payoffs.

                                  SCHEDULE III

                             ACTIVE SERVICING DUTIES

      Pursuant to Section 2.1(b) of the Backup Servicing Agreement, to which this Schedule III is a part, SST has agreed that, in the event the Servicer is terminated, resigns or otherwise ceases to function as Servicer under the Sale and Servicing Agreement, and SST has received a Transfer Notice from the Indenture Trustee, upon the expiration of the Transfer Period, SST will assume the duties, liabilities and obligations of the Servicer under the Sale and Servicing Agreement, as modified in accordance with this Schedule III.

      For purposes of determining SST's duties, liabilities and obligations, as Successor Servicer under the Sale and Servicing Agreement, at such time as SST becomes the Successor Servicer, the Sale and Servicing Agreement will be deemed to be modified as follows; provided, that all parties hereto acknowledge that the modifications of the Servicer's duties listed below, including but not limited to the obligation to comply with SAS 70 as noted in Item 26, shall apply only to SST as Servicer and specifically shall not apply to Onyx or to any affiliate of Onyx:

      1. Section 1.01: Clause (i) of the definition of "Servicing Fee" shall not be applicable and clause (ii) of the definition of "Servicing Fee," related to that portion of the servicing fee due to the Backup Servicer, shall be deemed to include fees and reimbursable expenses due to SST as the Successor Servicer under the Backup Servicing Agreement as set forth on Schedule II thereof and Liquidation Expenses for the related Collection Period up to the amount of Liquidation Proceeds deposited into the Collection Account for such Collection Period; provided, however, that no such reimbursable expenses shall be included in the Servicing Fee for any Distribution Date if (x) an Insurer Default shall have occurred or be continuing on such Distribution Date or (y) a Policy Claim Amount greater than zero shall exist with respect to such Distribution Date and MBIA shall not have remitted such Policy Claim Amount to the Indenture Trustee for deposit into the Payment Account, on or prior to such Distribution Date.

      2. Section 1.01: The definition of "Liquidation Expenses" shall be modified by replacing the parenthetical "(not to exceed Liquidation Proceeds)" in the first sentence of such definition with "(including, without limitation, expenses associated with Obligor bankruptcies)" and adding the following proviso at the end of the first sentence:

      "provided, that if Net Liquidation Proceeds for any Collection Period are less than zero (without giving effect to the proviso in the definition of Net Liquidation Proceeds), aggregate Liquidation Expenses in excess of aggregate Liquidation Proceeds for such Collection Period shall be included in Liquidation Expenses for the next succeeding Collection Period."

      3. Section 1.01: The definition of "Net Liquidation Proceeds" shall be deleted in its entirety and replaced with the following:

      "Net Liquidation Proceeds" means the amount derived from subtracting from the Liquidation Proceeds of all Defaulted Contracts for the related Collection Period the Liquidation Expenses incurred by the Servicer for all Defaulted Contracts during such Collection Period; provided, that if Net Liquidation Proceeds for any Collection Period


                                      III-1
      equals a number less than zero, Net Liquidation Proceeds shall be deemed to be zero for such Collection Period.

      4. Section 1.01: The definition of "Net Collections" shall be modified by deleting the term "Net Liquidation Proceeds" in subsection (i) and replacing such term with "Liquidation Proceeds."

      5. Section 2.01(f): Section 2.01(f) shall be deleted in its entirety and replaced by the following:

      The Servicer shall file or cause to be filed between the dates of December 17, 2007 and May 16, 2008, in the office of the Secretary of State of the State of Delaware appropriate UCC financing statement amendments continuing the effectiveness of (i) UCC-1 financing statement number 3126104 2, originally filed on May 16, 2003, naming the Seller as debtor and the Trust as secured party and (ii) UCC-1 financing statement number 3126108 3, originally filed on May 16, 2003, naming the Trust as debtor and the Indenture Trustee as secured party, and shall take such other action as reasonably requested by the Indenture Trustee or the Insurer to continue the perfection of the respective interests of the Trust and the Indenture Trustee in the Contracts. From time to time, the Servicer shall cause to be taken such actions as are necessary to continue the first priority security interest of the Indenture Trustee in the Financed Vehicles and their proceeds (other than, as to such priority, any statutory lien arising by operation of law after the Closing Date which is prior to such interest), including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title. The Back-up Servicer may retain third-party vendors in connection with its duties hereunder. The parties to the Back-up Servicing Agreement agree to cooperate with the Back-up Servicer in facilitating the performance of the duties described in Section 2.01(f).

      Subject to the proviso in Item 1. of this Schedule III, the Back-up Servicer shall be reimbursed as part of the Servicing Fee for all reasonable expenses necessary to perform the duties described in the first sentence of
Section 2.01(f). To the extent that SST shall be required to undertake the global retitling of the Financed Vehicles in order to comply with the second sentence of Section 2.01(f), SST shall, subject to the proviso in Item 1. of this Schedule III, be reimbursed as part of the Servicing Fee for all reasonable expenses necessary to perform such duties and shall, so long as no Insurer Default has occurred and is continuing, undertake such global retitling effort only upon the instruction of MBIA.

      6. Section 2.01(g): Subject to the proviso in Item 1. of this Schedule III, SST shall be reimbursed as part of the Servicing Fee for all reasonable expenses (i) necessary to perform the duties described in Section 2.01(g) related to the preservation and protection of the interests of the Trust, the Indenture Trustee, the Noteholders and MBIA in the Contracts, the related Financed Vehicles and the proceeds thereof and (ii) incurred in connection with causing the preparation and delivery of each Opinion of Counsel delivered pursuant to Section 2.01(g). The parties to the Backup Servicing Agreement agree to cooperate with SST in facilitating the performance of the duties described in
Section 2.01(g). SST may retain third-party vendors in connection with its duties hereunder.

      7. Section 2.01(i): Section 2.01(i) shall be modified to reflect that to the extent that SST shall be required to undertake the global retitling of the Financed Vehicles in order to comply with


                                     III-2

Section 2.01(i), SST shall, subject to the proviso in Item 1. of this Schedule III, be reimbursed as part of the Servicing Fee for all reasonable expenses necessary to perform such duties and shall, so long as no Insurer Default has occurred and is continuing, undertake such global retitling effort only upon the instruction of MBIA.

      8. Section 2.02: SST shall be deemed to have relied on the representations and warranties made by the Seller in Section 2.02.

      9. Section 2.03: The final sentence in Section 2.03 shall be deemed to include references to SST, such that the sole remedy of SST, along with the Issuer, the Indenture Trustee and the Noteholders, with respect to a breach of the Seller's representations and warranties pursuant to Section 2.02 shall be to require the Seller to repurchase Contracts pursuant this Section; provided, however, that the Seller shall indemnify SST, as well as the Owner Trustee, the Trust Agent, the Indenture Trustee, MBIA, the Issuer and the Noteholders, against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third-party claims arising out of the events or facts giving rise to such breach.

      10. Section 2.05(b): The last sentence of Section 2.05(b) shall be deemed to be modified to provide that SST, as Successor Servicer, shall, upon reasonable prior written notice, permit the Issuer, the Indenture Trustee and MBIA or their respective duly authorized representatives, attorneys or auditors to inspect the Contract Files and the related accounts, records and computer systems maintained by the Servicer at such times as such Persons may request during normal business hours at the office of SST in a manner that does not cause undue disruption or interference with SST's business.

      11. Section 2.05(d): Section 2.05(d) shall be deemed to be modified by (i) deleting the term "Net Liquidation Proceeds" in subsection (iv) thereof and to replace such term with "Liquidation Proceeds" and (ii) adding the following sentence to the end of such section:

      Onyx shall assist SST in respect of the reporting requirements set forth in this section.

      12. Section 2.07: The penultimate sentence of Section 2.07, related to indemnification by the Servicer with respect to certain taxes, shall not apply to SST.

      13. Section 2.08: The penultimate sentence of Section 2.08 regarding the Servicer's obligations to deliver Contract Files and Contract Documents shall not apply to SST; provided, that, subject to the proviso in Item 1. of this
Schedule III, any such expenses incurred by SST in connection with obtaining the Contract Files and, if applicable, the Contract Documents in connection with its transition to Successor Servicer and, if applicable, Successor Custodian, shall be reimbursable to SST as part of the "One-Time Transtion Fee" as set forth in
Item I.B.1. of Schedule II of the Backup Servicing Agreement.

      14. Section 3.01: SST shall not be responsible for the preparation of the U.S. Partnership Tax Returns (Form 1065) for the Owner Trustee referenced in the first paragraph of Section 3.01. Additionally, SST shall not be responsible for the duties of the Servicer set forth in the second, third and fourth paragraphs of Section 3.01, related to delivery of documents on the Closing Date and deposits of amounts in the Collection Account on the Closing Date and on each Prefunding Transfer


                                     III-3

Date. Also, the final paragraph of Section 3.01, related to the payment of certain fees by the Servicer, shall not apply to SST. Furthermore, the term "Net Liquidation Proceeds" in the second sentence of the fifth paragraph of Section
3.01 shall be deleted and replaced with the term "Liquidation Proceeds."

      15. Section 3.03: The last sentence of Section 3.03, relating to the remittance of Net Liquidation Proceeds and Net Insurance Proceeds to the Collection Account, shall be modified by deleting the term "Net Liquidation Proceeds" and replacing such term with "Liquidation Proceeds."

      16. Section 3.04: Section 3.04, relating to maintenance of a Blanket Insurance Policy by the Servicer, shall not apply to SST.

      17. Section 3.05: The parties to the Backup Servicing Agreement agree to cooperate with SST in facilitating the performance of the duties described in
Section 3.05.

      18. Section 3.06(a): SST shall be deemed to make the covenants contained in Section 3.06(a) as of the end of the Transfer Period.

      19. Section 3.06(b): Section 3.06(b), setting forth certain representations and warranties of the Servicer, shall not apply to SST.

      20. Section 3.07: Section 3.07, setting forth the Servicer's obligation to repurchase Contracts under limited circumstances, shall not apply to SST.

      21. Section 3.08: Section 3.08, setting forth the compensation payable to the Servicer, shall not apply to SST. SST will be entitled to compensation as set forth in the Backup Servicing Agreement.

      22. Section 3.09: Section 3.09 shall be deemed to be modified to add the following sentence to the end of Section 3.09(a) and Section 3.09(b):

      Onyx shall assist SST in respect of the reporting requirements set forth in this section.

      23. Section 3.09(a): Subsection 3.09(a)(xii) shall be deleted in its entirety and replaced with the following:

      The aggregate amount of Liquidation Proceeds received and Liquidation Expenses incurred in respect of Defaulted Contracts.

      24. Section 3.09(b): Subsection 3.09(b)(iii)(D), relating to the Servicer's monthly report as to Liquidated Contracts, shall be modified by deleting the term "Net Liquidation Proceeds" and replacing such term with "Liquidation Proceeds and Liquidation Expenses."

      25. Section 3.10: The annual statement as to compliance required to be delivered by the Servicer related to the preceding fiscal year of the Servicer shall be deemed to relate only to that portion of the fiscal year in which SST acts as Servicer.

      26. Section 3.11: Section 3.11 shall be deleted in its entirety and replaced with the following:


                                     III-4

      SST at its expense shall cause a firm of independent certified public accountants, which may also render other services to SST or its affiliates, to deliver to the Issuer, the Trust Agent, the Indenture Trustee and the Insurer, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2003, (i) an opinion by a firm of nationally recognized independent certified public accountants on the financial position of SST at the end of the relevant fiscal year and the results of operations and changes in financial position of SST for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and
      (ii) a report from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of SST's loan portfolio conducted substantially in compliance with SAS 70 (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting Standards except for (a) such exceptions as such firm shall believe to be immaterial and
      (b) such other exceptions as shall be set forth in such statement.

      27. Section 3.12: Section 3.12 shall be deemed to be modified to provide that the "reasonable access" that the Servicer must provide to the Noteholders, the Issuer, the Owner Trustee, the Trust Agent, the Indenture Trustee and MBIA shall be access upon reasonable prior written notice, during normal business hours at the office of SST in a manner that does not cause undue disruption or interference with SST's business.

      28. Section 3.14: Section 3.14, related to indemnification by the Servicer, shall not apply to SST.

      29. Section 4.01(a): Section 4.01(a), related to the establishment of certain Trust Accounts prior to the Closing Date, shall not apply to SST.

      30. Section 4.01(b): The penultimate sentence of Section 4.01(b), related to direction from the Servicer for investing funds in the Payahead Account and payment of earnings on such funds to the Servicer, shall not apply to SST.

      31. Section 4.01(c): The portions of Section 4.01(c) related to direction from the Servicer for investing funds in the Collection Account, the Spread Account, the Prefunding Account and the Capitalized Interest Account, and payment of earnings on such funds to the Servicer, shall not apply to SST.

      32. Section 4.01(d): The portions of Section 4.01(d) related to direction from the Servicer for investing funds in the Collection Account, the Spread Account, the Prefunding Account and the Capitalized Interest Account, shall not apply to SST.

      33. Section 4.02(a): Section 4.02(a), relating to the remittance of monies to the Collection Account shall be modified by deleting the term "Net Liquidation Proceeds" in the first sentence and replacing such term with "Liquidation Proceeds."

      34. Section 4.04(c): The portions of Section 4.04(c) related to direction from the Servicer for investing funds in the Spread Account shall not apply to SST. At its option, MBIA may direct the investment of funds on deposit in the Spread Account in accordance with Section 4.04(c).


                                     III-5

      35. Section 4.05: Section 4.05 shall be deemed to be modified to add the following sentence to the end of Section 4.05(a) and Section 4.05(b):

      Onyx shall assist SST in respect of the reporting requirements set forth in this section.

      36. Section 4.05(a)(xii): Subsection 4.05(a)(xii) shall be deleted in its entirety and replaced with the following:

      The aggregate amount of Liquidation Proceeds received and Liquidation Expenses incurred in respect of Defaulted Contracts.

      37. Section 4.06(a): Section 4.06(a), related to the establishment of the Capitalized Interest Account, shall not apply to SST.

      38. Section 4.07(a): Section 4.07(a), related to the establishment of the Prefunding Account, shall not apply to SST.

      39. Section 4.07(c): The portions of Section 4.07(c) related to direction from the Servicer for investing funds in the Prefunding Account shall not apply to SST.

      40. Section 6.01(b): Section 6.01(b), related to certain indemnifications by the Servicer, shall not apply to SST.

      41. Section 6.01(d): Section 6.01(d), related to certain indemnifications by the Servicer, shall not apply to SST.

      42. Section 6.01(e): Section 6.01(e), related to certain indemnifications by the Servicer, shall not apply to SST.

      43. Section 6.02(a): Section 6.02(a) shall be deemed to reference the Servicer's "state of incorporation" rather than the "State of Delaware" and the clause "to protect the validity and enforceability of Contract Documents and this Agreement" shall be deemed to be deleted from the end of this section and replaced with the clause "under applicable law to perform its obligations under the Back-up Servicing Agreement and this Agreement."

      44. Section 6.02(b): Section 6.02(b) shall be deleted in its entirety and replaced with the following:

      SST shall not consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets as an entirety to any Person or engage in any corporate transaction pursuant to which the surviving or successor entity is not JPMorgan Chase Bank unless otherwise consented to in writing by MBIA.

      45. Section 6.03(b): Section 6.03(b) shall be deemed to be modified by deleting the words "or permit any action to be taken by others" in that Section.

      46. Section 6.04: The first sentence of Section 6.04, related to the ability of the Servicer to resign, as applied to SST as Successor Servicer, shall be deemed to be modified to state as follows:


                                     III-6

      The Servicer shall not resign from the duties and obligations hereby imposed on it except upon determination that the continued performance by the Servicer of its duties hereunder would cause it to be in violation of legal requirements, said determination to be accompanied by an Opinion of Counsel, satisfactory to the Issuer, MBIA and the Indenture Trustee, to such effect.

      47. Section 6.05: The first paragraph of Section 6.05, related to the limitation of the Servicer's liability, shall be deemed to be modified to state as follows:

      Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer, the Indenture Trustee, the Trust Agent or the Noteholders except as provided under this Agreement and the Back-up Servicing Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any advice of counsel, Opinion of Counsel or on any Officer's Certificate or certificate of auditors or on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

      48. Section 7.01(h): Section 7.01(h) shall be amended such that the occurrence of any Trigger Event described in Sections 6.01(a)(i) (only to the extent that the Seller fails to comply therewith), (iv), (v), (vi) (only to the extent that SST is not then acting as servicer under the Warehouse Sale Agreement (as defined in the Insurance Agreement)) and (ix) of the Insurance Agreement shall not be a Servicer Default.

      49. Section 9.02(a): SST shall not be responsible for the initial filing of any financing statement required by Section 9.02(a), and, subject to the proviso in Item 1. of this Schedule III, will be reimbursed as part of the Servicing Fee for all reasonable expenses necessary to perform the remainder of the duties described in Section 9.02(a) related to the continued perfection of the interests of the Issuer, the Noteholders, the Indenture Trustee, the Trust Agent and MBIA in the Contracts and in the proceeds thereof. SST may retain third-party vendors in connection with its duties hereunder. The parties to the Backup Servicing Agreement agree to cooperate with SST in the performance of the Servicer's duties described in Section 9.02(a).

      50. Section 9.02(c): The final sentence of Section 9.02(c) shall be deemed to be modified to add the qualifier "Unless otherwise agreed to in writing by MBIA" to the beginning of the sentence. Furthermore, the Seller shall be required to give 60 days' prior written notice to SST of any relocation of the state of organization of the Seller under the circumstances described in the first sentence of Section 9.02(c).

      51. Section 9.02(g): Section 9.02(g) shall be deemed to be modified to provide that the inspection rights granted to the Owner Trustee, the Trust Agent, the Indenture Trustee and MBIA and their respective agents to the Servicer's records are subject to reasonable prior written notice, during


                                     III-7
normal business hours at the office of SST in a manner that does not cause undue disruption or interference with SST's business.

      52. Section 9.02(h): The "Upon request" language beginning Section 9.02(h) shall be deemed to read "Upon prior request."

      53. Section 9.02(i)(i) and (ii): Subject to the proviso in Item 1. of this
Schedule III, SST shall be reimbursed as part of the Servicing Fee for all reasonable expenses incurred in connection with causing the preparation and delivery of each Opinion of Counsel delivered pursuant to Section 9.02(i)(i) and
(ii).


                                     III-8

                                   SCHEDULE IV

      Pursuant to Section 2.1(b) of the Backup Servicing Agreement, to which this Schedule IV is a part, SST has agreed that, in the event the Servicer is terminated, resigns or otherwise ceases to function as Servicer under the Sale and Servicing Agreement, and SST has received a Transfer Notice from the Indenture Trustee, upon the expiration of the Transfer Period, SST will assume the duties, liabilities and obligations of the Servicer under the Insurance Agreement, as modified in accordance with this Schedule IV.

      For purposes of determining SST's duties, liabilities and obligations, as Successor Servicer under the Insurance Agreement, at such time as SST becomes the Successor Servicer, the Insurance Agreement will be deemed to be modified as follows:

      1. The following sections of the Insurance Agreement shall not be applicable to SST:

            (a) Section 2.04(b)(ii)(B)

            (b) Section 3.02

            (c) Section 4.01(h)

            (d) Section 4.01(i)

            (e) Section 5.04(a)(ii)

            (f) Section 5.05(b)

            (g) Section 6.01(a)(i)(as to Finco)

            (h) Section 6.01(iv)

            (i) Section 6.01(v)

            (j) Section 6.01(vi)(if SST is not Servicer under the Warehouse Sale
                Agreement) and

            (k) Section 6.01(ix)

      2. Section 4.01(a). Section 4.01(a) shall be modified to reflect that SST shall, for the benefit of MBIA, perform each of its agreements, warranties and indemnities contained in the Sale and Servicing Agreement, as modified by Schedule III to the Back-up Servicing Agreement.

      3. Section 5.04(a). The first sentence of Section 5.04(a) shall be deleted in its entirety and replaced with the following:

            Systems & Services Technologies, Inc., by accepting its appointment to become Successor Servicer pursuant to the Back-up Servicing Agreement, (i) shall agree to be bound by the terms, covenants and conditions contained herein applicable to the Servicer and subject to the duties and obligations of the Servicer hereunder, in all cases as modified by Schedule IV to the Back-up Servicing Agreement and (ii) shall agree to indemnify and hold harmless MBIA from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which MBIA may incur (or which may be claimed against MBIA) by reason of the negligence or willful misconduct of Systems & Services Technologies, Inc. in exercising its powers and carrying out its obligations as Successor Servicer under the Sale and Servicing Agreement as modified by Schedule III to the Back-up Servicing Agreement.


                                      IV-II